Exhibit 10.9

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is dated effective 23rd day of December, 2005.

BETWEEN:

SEALWELD INTERNATIONAL COMPANY LTD., of Suite “A”, Coveham
House, Downside Bridge Road, Cobham, Surrey, England, KT 113EP

(hereinafter called the “Vendor”)

OF THE FIRST PART

AND:

HIGH GRADE MINING CORP., of 885 Pyrford Road
West Vancouver, British Columbia, Canada, V7S 2A2;

(hereinafter called the “Purchaser”)

OF THE SECOND PART

AND:

HUGH CHISHOLM AND BRUCE CHISHOLM, Businessmen, of 16211 Clay
Road, Suite 106-212, Houston, Texas, 77084

(hereinafter called the “Principals”)

OF THE THIRD PART

WHEREAS:

A.     The Vendors have established a business to fund projects capable of providing significant reductions in fugitive gas emissions from gas pipeline transmission systems operating in the world and to qualify the resulting credits under the Kyoto Accord for sale on the world markets;

B.     The Vendor has conditionally agreed to sell, and the Purchaser has conditionally agreed to purchase, the assets, goodwill and the benefits of the relationships established by the Vendor over a seven year period working in Eastern Europe, Great Britain, Russia, Canada, Mexico and South America;

C.     The Principals are the sole shareholders of the Vendor, and have become parties to this Agreement in order to ensure that personnel is available to develop and exploit the assets and goodwill of the Vendor for the issuance of Kyoto credits.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter contained, the parties hereto covenant and agree as follows:

1.      INTERPRETATIONS

1.1    Definitions

         In and for the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith or unless otherwise specifically provided, each of the words, phrases and expressions described in Schedule A - Definitions shall have the meanings ascribed thereto.

1.2    Governing Law and Forum

         This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the State of Nevada, USA and all disputes and claims, whether for specific performance, injunction, declaration or otherwise howsoever both at law and in equity, arising out of or in any way connected with this Agreement will be referred to the courts of the State of Nevada exclusively, and, by execution and delivery of this Agreement, each party hereby irrevocably submits and attorns to such jurisdiction.

1.3     Severability

          If any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

1.4     Headings

          The headings to the sections and subsections of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

1.5     Cross-Reference

          Unless otherwise stated, all references in this Agreement to a designated “section”, “subsection” or other subdivision or to a schedule is to the designated section, subsection or other subdivision of, or schedule to, this Agreement.

1.6     Referenced to Whole Agreement

          Unless otherwise stated, the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision or schedule.

1.7     References to Successors Included

          Any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity.

1.8     No Contra Proferentum

          The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties.

1.9     No Merger

          The representations, warranties, covenant and agreements contained in this Agreement shall not merge in the Closing and shall continue in full force and effect from and after the Closing Date.

1.10    Currency

           All references to money in this Agreement are or shall be to money in lawful currency of the United States of America.

1.11    Schedules

           The following are the Schedules attached to and incorporated in this Agreement by this reference and deemed to form a part hereof:

Schedule A - Definitions
Schedule B- Intangible Property
Schedule C- Material Contracts
Schedule D- Employment Agreement
Schedule E- Share Transfer Agreement for restricted shares

2.      PURCHASE AND SALE

2.1    Purchase and Sale

         Relying on the warranties and representations set forth in this Agreement, and subject to the terms and conditions hereof, on the Closing Date, but effective as of and from the Effective Date, the Purchaser will purchase from the Vendor and the Vendor will sell, assign and transfer to the Purchaser the Assets, free and clear of all Encumbrances, for the Purchase Price.

2.2	Purchase Price

The Purchase Price shall be:

	a.	the sum of $100.00; and

	b.	the continuing covenants of the Purchaser as contained in paragraphs 6.3, 6.4, 6.5 and 6.6.

3. PAYMENT OF THE PURCHASE PRICE

3.1	Payment of Purchase Price

The Purchase Price shall paid by a cheque drawn on the account of the Purchaser at Closing.

4. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

4.1	Representations and Warranties of Vendor

           To induce the Purchaser to enter into and complete the transactions contemplated by this Agreement, the Vendor hereby jointly and severally represents and warrants that:

a.	the Vendor:

	i.	is a company duly incorporated under the Laws of the United Kingdom in good standing under the laws of its jurisdiction of incorporation;

	ii.	is in good standing in each jurisdiction in which the nature of its business conducted by it or the property owned or leased by the Vendor makes such qualification necessary;

iii.

has the full power, authority, right and capacity to own, lease and dispose of the Assets, to carry on the Business as now being conducted by it, to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth; and

b.	Authority to Sell

the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

c.	Sale Will Not Cause Default

neither the execution and delivery of this Agreement, nor the other agreements and instruments contemplated hereby, nor the completion of the transactions contemplated herein will:

i.

violate any of the terms and provisions of the constating documents or by-laws or articles of the Vendor, or any order, decree, statute, by-law, regulation, covenant, restriction applicable to the Vendor or any of the Assets;

	ii.	give any person the right to terminate, cancel or remove any of the Assets, or the Material Contracts;

	iii.	result in the creation of any lien, charge or encumbrance on any of the Assets.

d.	Assets

the Vendor is the legal and beneficial owner of the Assets and possesses and has good and marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

e.	Litigation

there is no litigation, arbitration, or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Vendor, the Business, or any of the Assets, nor does the Vendor know of or have reasonable grounds that there is any basis for any such action, proceeding or inquiry;

f.	Conformity with Laws

all governmental licenses and permits required for the conduct in the ordinary course of the operations of the Business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, by-law, regulation, covenant, restriction, plan or permit;

g.	Material Contracts

the Schedule C - Material Contracts contains a true and correct listing of each written or oral contract or business relationship established by the Vendor, to be acquired or assumed by the Purchaser;

h.	Material Facts

this Agreement does not contain any untrue statement by the Vendor of a material fact nor has the Vendor omitted to state in this Agreement a material fact necessary in order to make the statements contained herein not misleading;

i.	Schedule Information

all information set out in the Schedules to this Agreement is accurate and correct in every material respect;

j.	No Defaults

except as otherwise expressly disclosed herein or in any Schedule hereto there has not been any default in any obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unamended, except as set forth in the Schedule of Material Contracts;

4.2     Survival of Representations and Warranties

          The representations and warranties of the Vendor and the contained in this Agreement shall survive the Closing and the Payment of the Purchase Price and, notwithstanding the Closing and the Payment of the Purchase Price, the representations and warranties of the Vendor shall continue in full force and effect for the benefit of the Purchaser for a period of one year.

4.3     Reliance

          The Vendor acknowledge and agree that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchaser and that no information which is now known or should be known or which may hereafter become known to the Purchaser or its officers, directors or professional advisers shall limit or extinguish the right to indemnity under section 8.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1     To induce the Vendor and the Principals to enter into and complete the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants, as representations and warranties that are true and correct as at the date hereof and will be true and correct on the Closing Date as if such representations and warranties were made on the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period) that:

a.	Status of Purchaser

the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, USA, and has the power and capacity to enter into this Agreement and carry out its terms;

b.	Authority to Purchase

the execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

c.	Finder's Fee

the relationship between the Vendor and the Purchaser has been established through the efforts of Sebrew Investments Inc., a British Columbia Corporation that will with its agent, Sanya Asprovski receive a fee of 150,000 treasury shares of the Purchaser to be issued at a price of $0.001 per share a finder that will receive a fee from the Purchaser for brokering the arrangement evidenced in this Agreement between the Vendor and Purchaser. The finders fee shall be issued in the following increments:

	a.	Sebrew Investments Ltd. – 130,000 shares; and

	b.	Sanya Asprovski - 20,000 shares.

5.2     Survival of Representations and Warranties

          The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and the conveyance of the Assets and, notwithstanding the Closing and the conveyance of the Assets, the representations and warranties of the Purchaser shall continue in full force and effect for the benefit of the Vendor for a period of one year.

5.3     Reliance

          The Purchaser acknowledges and agrees that the Vendor and the Principals have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendor and the Principals and that no information which is now known or should be known or which may hereafter become known to any of the Vendor, the Principals or the Vendor’s officers, directors or professional advisers shall limit or extinguish the right to indemnity under section 8.

6.       COVENANTS OF THE VENDOR

6.1     Conduct of Business

          Until the Time of Closing, the Vendor shall conduct the Business diligently and only in the ordinary course and will use its best efforts to preserve the Assets and the Business intact, to keep available to the Purchaser its present employees and to preserve for the Purchaser its relationships with its suppliers, customers and others having business relations with it.

6.2     Access by Purchaser

          The Vendor will give to the Purchaser and the Purchaser's counsel, accountants and other representatives full access, during normal business hours throughout the period prior to the Time of Closing, to all of the properties, books, contracts, commitments, records, and other information of the Vendor relating to the Business and the Assets, and will furnish to the Purchaser during such period all such information as the Purchaser may reasonably request.

6.3     Confidentiality

          Each of the Vendor and the Principals, and any and all of their agents, employees, representatives, relatives and other persons who acted on behalf of the Vendor or the Principals and were or are involved in any negotiations relating to this Agreement, or had, have, will or may have any knowledge about any part in such negotiations, will not, without the prior written consent of the Purchaser, reveal or disclose any of the terms of this Agreement, any portion of this Agreement or any of the transactions contemplated hereby, and will keep strictly confidential the terms of this Agreement, all information, communications, documents and material of any kind and in any form whatsoever, whether written, oral, technical, copied or relating to this Agreement and any of the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each of the Vendor and the Principals shall be permitted to disclose any information which is within the public domain. Each of the Vendor and the Principals acknowledge that a breach of the covenants contained in this paragraph will result in damage to the Purchaser, that such damage will be difficult to determine and that the Purchaser could not be adequately compensated for such damage by monetary award. Accordingly, in the event of a breach of any of the covenants contained in this paragraph, in addition to any and all other remedies available to the Purchaser in law or in equity, each of the Vendor and the Principals hereby consent to the covenants, and each of them, contained in this paragraph being enforced by temporary or permanent injunction, restraining order or declaration, or all of such relief, and to such enforcement being without the necessity of a bond. Each of the Vendor and the Principals acknowledge and agree that the scope of this paragraph is reasonable and commensurate with the protection of the legitimate interest of the Purchaser.

6.4   Covenant Not to Disclose

        The Vendor and the Principals covenant that, it or they will not at any time disclose or otherwise make known or available to any person, firm, corporation or other entity other than its affiliates, or use for each of their respective own accounts, any information that relates to the Vendor, this Agreement, the transactions contemplated hereby, the existing business of the Vendor or the reasonably contemplated or foreseeable business of the Vendor including, but not limited to confidential and proprietary trade secrets, contacts, concepts, formulae, marketing plans or proposals, financial information, or any observations, data, written material, records of documents used by or relating to the business of the Vendor which are of a confidential nature (collectively, the “Proprietary Information”) for any reason or purpose except this provision shall not prohibit the Principals from making disclosure in each of their respective capacities as an intended employee or Officer of the Purchaser provided such disclosure is for the benefit of the Purchaser and is made in the ordinary course of the Purchaser’s business. Proprietary Information includes any such information whether or not such information was developed, devised or otherwise created in whole or in part by the Vendor, the Principals or any associates or affiliates of either of them, and whether or not it is a matter of public knowledge unless it became public knowledge as a result of authorized disclosure to the general public.

6.5   Covenant Not to Compete

        The Vendor and the Principals covenant that during the term of Employment of the Principals under the terms of the Employment Contract provided for hereunder and for a period of three years from the date of termination of the Employment Contract (the “Termination Date”), for both of the Principals neither of them will directly or indirectly compete with the Purchaser. This covenant not to compete shall include all geographical areas in which the Purchaser is actively engaged in business as of the Termination Date and shall prohibit the following activities:

(a)

the development, marketing or soliciting of orders with regard to any product, concept, or business involving the Kyoto Accord which is directly competitive with any aspect of the business of the Purchaser as conducted as of the Termination Date, whether or not using any Confidential Information (as defined in the Employment Contract); or

(b)	anywhere in the world where the Purchaser is actively marketing products, concepts or credits, or providing services as of the Termination Date; or

(c)

be an employee, employer, consultant, officer, director, partner, trustee or shareholder of more than 5% of the outstanding common stock of any person or entity that does any of the activities referred to in the preceding paragraphs (a) and (b).

6.6   Covenant Not to Interfere

        The Vendor and the Principals jointly and severally covenant that, for as long as the covenant set forth in Section 6.5 is in effect, neither of them will directly or indirectly solicit any person, firm, corporation or other business organization who at the time is, or at any time within the twelve (12) month period prior to such act was, an employee, client, customer or supplier of the Purchaser or otherwise deals or dealt with the Purchaser, in any manner which results in a change in the relationship between the Purchaser and that employee, client, customer or supplier which is materially adverse to the Purchaser.

7.     COVENANTS OF THE PURCHASER

7.1   Offer Employment

        The Purchaser covenants with each of the Principals to offer employment on the Effective Date to each of the Principals on the terms and conditions set out in Schedule D, Employment Contract.

8.     INDEMNITIES

8.1   Indemnity by the Vendor and the Principals

       Without prejudicing any other remedy available to the Purchaser at law or in equity, the Vendor and the Principals hereby jointly and severally agree, forthwith upon demand, to indemnify and save harmless the Purchaser from and against any and all costs, losses, damages or expenses suffered or incurred by the Purchaser in any manner arising out of, in connection with, with respect to or relating to:

a.

any representation or warranty of the Vendor or the Principals set forth in this Agreement being untrue or incorrect or the failure of the Vendor or the Principals to observe or perform any of their obligations pursuant hereto;

b.	any misrepresentation in this Agreement;

8.2   Clarification of Indemnity by Vendor and Principals

        With respect to the indemnity provided in subsection 8.1, each of the Vendor and the Principals hereby:

a.

waive notice of demand for payment, performance or satisfaction of all or any part of his obligations under the indemnity given in subsection 8.1, protest, notice of protest and notice of default, any right he may have to require that an action be brought against the Vendor or the Principals, as the case may be, or any other person and any and all other notices and legal and equitable defences to which he may be entitles;

b.

agrees to honour its or his obligations under the indemnity given in subsection 8.1 forthwith upon demand and acknowledges that such liability is not contingent or conditional upon the pursuit of any remedies against the Vendor or the Principals, as the case may be, or any other person and that such liability shall not be diminished, relieved or otherwise affected by the extension of time, credit or any other indulgence which the Purchaser may from time to time grant to the Vendor or the Principals, as the case may be, or to any other person, including the acceptance of and partial payment, performance or satisfaction, or the compromise or release of any claims, or by the Vendor or the Principals not having legal existence, or the Vendor or the Principals, as the case may be, being under no obligation to pay the indebtedness under the indemnity, or any part thereof, or by the indebtedness under the indemnity becoming irrecoverable or unenforceable in whole or in part from or against the Vendor or the Principals, as the case may be, by operation of law or otherwise, none of which shall in any way modify or amend any of the Vendor's and the Principal's obligations under the indemnity given in subsection 8.1;

9.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE VENDOR

9.1     All obligations of the Vendor under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of:

a.	the Purchaser being successful in arranging for the transfer of 4,250,000 previously issued common shares of the Purchaser to each of the Principals on the terms set out in Schedule E;

b.	the Purchaser executing an employment contract for the benefit of each of the Principals to be effective as of the Effective Date;

9.2     The conditions contained in subsection 9.1 are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the Time of Closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

10.     CLOSING

10.1   Time of Closing

          Subject to the terms and conditions hereof, the purchase and sale of the Assets shall be completed at a closing to be held at 11:00 a.m., Pacific time, in Vancouver, British Columbia, Canada, on the earlier of the 3rd business day following the date upon which the Principals shall have received the transfer of the shares referred to in paragraph 9.1(a) (herein called the “Effective Date”) or January 31st, 2006.

10.2      Place of Closing

             The Closing shall take place at the offices of the Purchaser's solicitors, Kjeld Werbes Law Corporation, Suite 708, 1111 West Hastings Street, Vancouver, British Columbia.

10.3	Documents to be Delivered by the Vendor

At the Closing, the Vendor shall deliver or cause to be delivered to the Purchaser:

a.

all deeds of conveyance, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement;

	b.	possession of the Assets;

c.

certified copies of the such resolutions of the shareholders and directors of the Vendor and the Principals as are required to be passed to authorize the execution delivery and implementation of this Agreement and of all documents to be delivered by the Vendor and the Principals pursuant thereto;

d.

all lists of customers, outstanding orders for the purchase and sale of inventory, brochures, samples, price lists, files, records, documents and other information related to the Business and all consents, Permits and other rights used in connection with the Business;

10.4	Documents to be Delivered by the Purchaser

At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor:

	a.	two share certificates each representing 4,250,000 shares of the Purchaser one share certificate registered in the name of each of the Principals;

	b.	a certified cheque or banker's draft payable to the Vendor for the Purchase Price;

11. CONVEYANCE

11.1	Conveyance of Assets

     On completion of the Closing, this Agreement shall, without further act or formality, operate as a transfer to the Purchaser of all Assets to be sold and purchased hereunder as the same shall be at the close of business on the Effective Date. The Vendor shall nevertheless, at the Closing and from time to time after the Closing, execute and deliver to the Purchaser all such conveyances, transfers, assignments and other instruments in writing and further assurances as the Purchaser or the Purchaser's Solicitors shall reasonably require from the Vendor, and the Purchaser shall execute and deliver to the Vendor all such agreements of assumptions and other instruments in writing and further assurances as the Vendor or the Vendor's Solicitors shall reasonably require in order to give effect to the provision of this Agreement.

11.2   Trust Regarding Assets Not Conveyed

          Should any of the Assets intended to be transferred hereunder not be transferred to the Purchaser at the completion of the Closing on the Closing Date, the Vendor shall hold as bare trustee in trust for, and at the sole cost of the Purchaser, all such Assets from the commencement of business on the Closing Date until such Assets are effectively transferred.

12.     GENERAL PROVISIONS

12.1   No amendments, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

12.1   Unless otherwise specifically provided herein, the parties will pay their respective legal, accounting and other professional fees and expenses, including goods and services taxes on such fees and expenses, incurred by each in connection with the negotiation and settlement of this Agreement, the completion of the transactions contemplated hereby and the other matters pertaining hereto.

13.      NOTICE

13.1    Any Notice, director or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by facsimile, telecommunication, email or other similar form of communication, in each case addressed as follows:

a.       if to the Vendor at:

         Sealweld International Company Ltd.
         Suite “A”
         Coveham House
         Downside Bridge Road
         Cobham, Surrey
         England
         KT 113EP

         Facsimile: 011-44-1932-868-203
         Email Address: swiuk@netscape.net

b.      if to the Purchaser at:

High Grade Mining Corp.
885 Pyrford Road
West Vancouver, BC, Canada
V7S 2A2

Facsimile: (604) 925-3640
Email Address: bob.baker2@shaw.ca

c.    if to the Principals at:

Bruce Chisholm
Hugh Chisholm

SWI Company
16211 Clay Road
Suite 106-212
Houston, Texas
77084

Facsimile: 713-856-8560
Email Address: houstondirect@swbell.net

d.   all with a copy to:

Conrad C. Lysiak
Attorney and Counselor at Law
Metropolitan Financial Center
601 West First Avenue, Suite 503
Spokane, Washington, USA, 99201

Facsimile: (509) 747-1770
Email Address: cclysiak@qwest.net

13.2    Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of postal service in which event notice will be deemed to be received only when actually received and, if sent by facsimile, telecommunication, email or other similar form of communication, be deemed to have been given or received on the day it was so sent.

13.3    Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

14.       FURTHER ASSURANCES

14.1     The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

15.       ENTIRE AGREEMENT

15.1     This Agreement constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

16.       TITLES

16.1     The titles appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

17.      COUNTERPARTS

17.1     This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will constitute one and the same instrument.

18.      SUCCESSORS AND ASSIGNS

18.1     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE CORPORATE SEAL of	)
SEALWELD INTERNATIONAL	)
COMPANY LTD.	)
was hereunto affixed in	)
the presence of:	)
	)	c/s
BRUCE CHISHOLM	)
)
)

THE CORPORATE SEAL of	)
HIGH GRADE MINING CORP.,	)
was hereunto affixed in	)
the presence of:	)
	)	c/s
ROBERT M. BAKER	)
Robert M. Baker	)
)

SIGNED, SEALED AND DELIVERED	)
by BRUCE CHISHOLM in the	)
presence of:	)	BRUCE CHISHOLM
	)	BRUCE CHISHOLM
)
BRUCE CHISHOLM	)
Name:	)
Address:	)
)

SIGNED, SEALED AND DELIVERED	)
by HUGH CHISHOLM in the	)
presence of:	)	HUGH CHISHOLM
	)	HUGH CHISHOLM
)
)
Name:	)
Address:	)

SCHEDULE A - DEFINITIONS

1.    “Assets” means all privileges, rights, interests tangible and intangible wherever located, which are ordinarily used in the Business of the Vendor including:

a.	the Goodwill;

b.	the Material Contracts set out in Schedule “C” ;

c.	the Intangible Property set out in Schedule “B”;

d.	the Books and Records; and

e.	the trading seat established in London, England with the United Kingdom’s emissions trading group

2.    “Books and Records” means all books, records, files, documents and other written electronically maintained or computer accessed information relating to the Business or the Assets, including the following:

a.	lists of customers and suppliers (past, present and potential);

b.	business development plans;

c.

correspondence files (including correspondence relating to discounts, rebates, future commitments, product returns, production errors, standards of any relevant Governmental Authority, social service and value added taxes, goods and services taxes, environmental legislation and fitness and service warranties relating to the Assets); and,

d.	other records used in or required to continue the business as heretofore and presently being conducted by the Vendor.

3.     “Business” means the business currently and heretofore carried on by the Vendor involving the development and exploitation of projects which will reduce Green House Gases and create tradable “Green Credits” under the provisions of the Kyoto Accord.

4.     “Closing” means the completion of the sale and the purchase of the Assets hereunder by the transfer and conveyance thereof and the payment of or provision for the Purchase Price therefor, all as provided herein and “time of Closing” means the time that Closing occurs.

5.     “Goodwill” means the goodwill of the Business, together with the exclusive right to the Purchaser to represent itself as carrying on the business in continuation of and in succession to the Vendor and the right to use any words indicating that the Business is so carried on.

6.     “Material Contracts” means the benefit of all unfilled orders received by the Vendor and forward commitments to purchase made by the Vendor in connection wit the Business, and all other contracts, engagements or commitments, whether written or oral, to which the Vendor is entitled in connection with the Business including the right, title and interest of the Vendor in, to and under the material agreements and contracts described in Schedule C hereto.

7.     “Parties” or “parties” means the Vendor, the Purchaser and Principals.

8.     “Person” or “person” means an individual, corporation, body corporate, firm, partnership, syndicate, joint venture, association, trust, unincorporated organization or Governmental Authority or any trustee, executor, administrator or other legal representative.

9.     “Principals” means Hugh and Bruce Chisholm.

10.   “Purchaser” means High Grade Mining Corp.

11.   “Purchase Price” means the purchase price to be paid by the Purchaser to the Vendor for the Assets, as provided for in subsection 2.2.

12.   “Vendor “ means Sealweld International Company Ltd.

13.   “this Agreement” means this Agreement, as the same may from time to time be supplemented or amended and in effect, and includes the schedules attached hereto.

SCHEDULE B – INTANGIBLE PROPERTY

     “Intangible Property” means all rights, title and interest of the Vendor in and to all intangible property used in connection with the Business, including all registered and unregistered trade marks, trade or brand names, copyrights, patents, applications for any of the foregoing licenses of or any of the foregoing, computer software, magnetic tape and other data processing materials, designs, inventions, records of inventions, trade secrets, know how, formulae, processes, procedures, research records, test information, market surveys, marketing know how, licenses, permits, authorities, franchises, approvals and authorizations by any Governmental Authority, restrictive covenants and other rights used in connection with the Business, including all know how, proprietary, and confidential information, goodwill and benefits established by Hugh Chisholm and Bruce Chisholm through the Vendor over a seven year period working in Eastern Europe, Great Britain, Russia, Canada, USA, Mexico and South America targeted to position Hugh and Bruce Chisholm and the Vendor or its successors through their work with governments, the United Nations, the World Bank and oil and gas executives, to be well established to acquire GHG emission reduction projects.

SCHEDULE C – MATERIAL CONTRACTS

1.	Contract with IUEP/ Cherkasytransgaz Ukraine;

2.	Negotiations with Carbon Credit Trading entities, associations and Governments; and

3.	Relationships with Sales and Services sector of Oil and Gas Industry

SCHEDULE D – EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) dated January 18, 2006, is made by and between Bruce Chisholm and High Grade Mining Corp. (“High Grade”), a US corporation.

     In consideration for their mutual promises and covenants and the terms and conditions contained in this Agreement, High Grade hereby offers and Chisholm hereby accepts employment with High Grade upon the terms and conditions set forth herein.

AGREEMENT

1.   Term; Termination of Employment.

1.1 The term of this employment pursuant to this Agreement shall be for a minimum of four (4) months and thereafter shall continue until terminated by High Grade or Chisholm. Either party may terminate the employment as follows:

a)	Chisholm may terminate his employment at any time and for any reason upon sixty (60) days written notice to High Grade.

b)

High Grade may terminate Chisholm’s employment at will. If High Grade terminates Chisholm’s employment without cause before April 30th, 2006, no further payments shall be due and payable to Chisholm. If High Grade terminates Chisholm’s employment following May 1st, 2006, Chisholm shall be entitled to severance pay equal to one half of the salary paid to Chisholm for the period of employment following May 1st, 2006 to a maximum of six (6) months severance pay.

c)

High Grade may terminate Chisholm’s employment for cause after reasonable notice of any non-performance has been given by High Grade to Chisholm and an opportunity has been afforded to Chisholm to remedy any instance of non- performance. For purposes of the preceding sentence, “cause” shall include, dishonesty, fraud, conviction or confession of a felony or of a crime involving moral turpitude, destruction or theft of High Grade’s property, physical attach resulting in injury to a fellow employee, intoxication at work, use of narcotics or alcohol to an extent which impairs performance of duties, misconduct materially injurious to High Grade, or any breach or threatened breach of this Agreement. No severance pay shall be due and payable if Chisholm’s employment is terminated for cause.

1.2   If Chisholm’s employment is terminated, under paragraph 1.1a or 1.1c he shall continue to be bound by the terms of paragraph 5,6 and 7 of this Agreement.

2.    Duties; Responsibilities. Chisholm shall hold the offices of Director and Chief Operating Officer of High Grade and in such capacity shall carry out the duties and responsibilities commensurate with those offices as set forth in Schedule “A”.

3.	Compensation.

3.1	During the term of this Agreement, Chisholm shall be paid an income equal to $72,000 per year on a twice-monthly basis. This salary may be increased from time to time.

3.2	As additional compensation Chisholm shall receive the following benefits:

	a)	Incentive Stock Options in such amounts and at such prices as may from time to time be established under a Stock Option Plan to be adopted by High Grade

	b)	Paid vacation benefits of 3 weeks per year subject to the normal policies and procedures established by High Grade from time to time;

4.        Benefits. Chisholm shall participate fully in all other benefits provided by High Grade to employees in his category of employment.

5.        Covenant Not to Compete. Subject to Paragraph 1.2 in consideration for the employment granted to him by this Agreement, Chisholm agrees that he will not directly or indirectly compete with High Grade during the term of his employment with High Grade or for a period of three (3) years from the date on which his employment with High Grade terminates, whichever period is longer. Said covenant not to compete shall include all geographical areas in which High Grade is actively marketing products as of the termination date and shall prohibit the following activities:

a)

design, develop, manufacture, produce, sell, market, solicit or accept orders with regard to any product, concept, know how or business line which is directly competitive with any aspect of the business of High Grade as conducted as of the termination date, whether or not using any Confidential Information; or

b)

anywhere in the world where High Grade is actively marketing products or services as of the date of termination of employment, have any business dealings or contacts except those which demonstrably do not relate to or complete with the business or interests of High Grade; or

c)

be an employee, employer, consultant, officer, director, partner, trustee or shareholder of more than 5% of the outstanding common stock of any person or entity that does any of the activities just listed.

           The foregoing restrictive covenant shall not be considered to be breached by reason only of Chisholm holding any shares of a corporation where such shares are publicly traded.

6.       Ownership of Technology; Confidentiality. Subject to Paragraph 1.2 Chisholm recognizes and acknowledges that during the course of his employment he will have access to certain information not generally known to the public, relating to the products, sales or business of High Grade, which may include without limitation software, literature, data, programs, customer or contact lists, sources of supply, prospects or projections, manufacturing techniques, processes, formulas, research or experimental work, work in process, trade secrets or any other proprietary or confidential matter (collectively, the “Confidential Information”). Chisholm recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of High Grade, access to and knowledge of which are essential to the performance of Chisholm’s duties. Chisholm acknowledges and agrees that all such Confidential Information, including without limitation that which Chisholm conceives or develops, either alone or with others, at any time during his employment by High Grade, is and shall remain the exclusive property of High Grade. Chisholm further recognizes, acknowledges and agrees that in order to enable High Grade to perform services for its customers or clients, such customers or clients may furnish to High Grade Confidential Information concerning their business affairs, property, methods of operation or other data, that the goodwill afforded to High Grade depends upon High Grade and its employees preserving the confidentiality of such information, and that such information shall be treated as Confidential Information of High Grade and for all purposes under this Agreement.

6.1     Non-Disclosure. Subject to Paragraph 1.2 Chisholm agrees that, except as directed by High Grade, Chisholm will not at any time, whether during or after his employment with High Grade, use or disclose to any person for any purpose other than for the benefit of High Grade any Confidential Information, or permit any person to use, examine and/or make copies of any documents, files, data or other information sources which contain or are derived from Confidential Information, whether prepared by Chisholm or otherwise coming into High Grade’s possession or control, without the prior written permission of High Grade.

6.2     Possession. Subject to Paragraph 1.2 Chisholm agrees that upon request by High Grade, and in any event upon termination of employment, Chisholm shall turn over to High Grade all confidential information in Chisholm’s possession or under his control which was created pursuant to, is connected with or derived from Chisholm’s services to High Grade, or which is related in any manner to High Grade’s business activities or research and development efforts, whether or not such materials are in Chisholm’s possession as of the date of this Agreement.

7.     Saving Provision. Subject to Paragraph 1.2 High Grade and Chisholm agree and stipulate that the agreements and covenants not to compete contained in the preceding paragraphs 5 and 6, including the scope of the restricted activities described therein and the duration and geographic extent of such restrictions, are fair and reasonably necessary for the protection of High Grade’s Confidential Information, goodwill, and other protectable interests, in light of all of the facts and circumstances of the relationship between Chisholm and High Grade. In the event a court of competent jurisdiction should decline to enforce any provision of the preceding paragraphs, such paragraphs shall be deemed to be modified to restrict Chisholm’s competition with High Grade to the maximum extent, in both time and geography, which the court shall find enforceable.

8.     Injunctive Relief. Chisholm acknowledges that disclosure of any Confidential Information or breach or threatened breach of any of the non-competition and non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to High Grade or clients of High Grade, which injury would be inadequately compensable in money damages. Accordingly, High Grade or where appropriate, a client of High Grade, may seek and obtain injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Chisholm further acknowledges, agrees and stipulates that, in the event of the termination of employment with High Grade, Chisholm’s experience and capabilities are such that Chisholm can obtain employment in business activities which are of a different and non-competing nature with his activities as an employee of High Grade; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Chisholm from earning a reasonable livelihood. Chisholm further acknowledges and agrees that the covenants contained herein are necessary for the protection of High Grade’s legitimate business interests and are reasonable in scope and content.

9.	General.

	a)	This Agreement is made under and subject to the laws of the State of Nevada, USA;

b)

In the event it becomes necessary to enforce this Agreement through legal action, whether or not suit is actually commenced, the party which obtains substantial success in the legal action shall be entitled to his or its actual reasonable solicitor’s fees and disbursements;

	c)	There are no verbal or other agreements which modify or affect this Agreement; and

	d)	All dollars expressed in this Agreement are in US dollars.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Employer:		Employee:
High Grade Mining Corp.

Per:	ROBERT M. BAKER	BRUCE CHISHOLM
	Robert M. Baker	Bruce Chisholm

-SCHEDULE A-
EMPLOYMENT AGREEMENT

Schedule of Responsibilities:

*	Key party responsible for marketing and project development;

*	Liaison officer with host governments;

*	Administrative party for obtaining “endorsement” from hosts governments for the issuance of Green credits related to projects under the jurisdiction of such governments; and

*	Public relations officer for the Company in demonstrating ability to secure credits in a manner acceptable to the United Nations and Kyoto control systems.

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) dated January 18, 2006, is made by and between Hugh Chisholm and High Grade Mining Corp. (“High Grade”), a US corporation.

     In consideration for their mutual promises and covenants and the terms and conditions contained in this Agreement, High Grade hereby offers and Chisholm hereby accepts employment with High Grade upon the terms and conditions set forth herein.

AGREEMENT

1.     Term; Termination of Employment.

1.1   The term of this employment pursuant to this Agreement shall be for a minimum of four (4) months and thereafter shall continue until terminated by High Grade or Chisholm. Either party may terminate the employment as follows:

a)	Chisholm may terminate his employment at any time and for any reason upon sixty (60) days written notice to High Grade.

b)

High Grade may terminate Chisholm’s employment at will. If High Grade terminates Chisholm’s employment without cause before April 30th, 2006, no further payments shall be due and payable to Chisholm. If High Grade terminates Chisholm’s employment following May 1st, 2006, Chisholm shall be entitled to severance pay equal to one half of the salary paid to Chisholm for the period of employment following May 1st, 2006 to a maximum of six (6) months severance pay.

c)

High Grade may terminate Chisholm’s employment for cause after reasonable notice of any non-performance has been given by High Grade to Chisholm and an opportunity has been afforded to Chisholm to remedy any instance of non- performance. For purposes of the preceding sentence, “cause” shall include, dishonesty, fraud, conviction or confession of a felony or of a crime involving moral turpitude, destruction or theft of High Grade’s property, physical attach resulting in injury to a fellow employee, intoxication at work, use of narcotics or alcohol to an extent which impairs performance of duties, misconduct materially injurious to High Grade, or any breach or threatened breach of this Agreement. No severance pay shall be due and payable if Chisholm’s employment is terminated for cause.

1.2     If Chisholm’s employment is terminated, under paragraph 1.1a or 1.1c he shall continue to be bound by the terms of paragraph 5,6 and 7 of this Agreement.

2.      Duties; Responsibilities. Chisholm shall hold the offices of Director and Chief Financial Officer of High Grade and in such capacity shall carry out the duties and responsibilities commensurate with those offices as set forth in Schedule “A”.

3.        Compensation.

3.1      During the term of this Agreement, Chisholm shall be paid an income equal to $72,000 per year on a twice-monthly basis. This salary may be increased from time to time.

3.2	As additional compensation Chisholm shall receive the following benefits:

	a)	Incentive Stock Options in such amounts and at such prices as may from time to time be established under a Stock Option Plan to be adopted by High Grade

	b)	Paid vacation benefits of 3 weeks per year subject to the normal policies and procedures established by High Grade from time to time;

4.        Benefits. Chisholm shall participate fully in all other benefits provided by High Grade to employees in his category of employment.

5.        Covenant Not to Compete. Subject to Paragraph 1.2 in consideration for the employment granted to him by this Agreement, Chisholm agrees that he will not directly or indirectly compete with High Grade during the term of his employment with High Grade or for a period of three (3) years from the date on which his employment with High Grade terminates, whichever period is longer. Said covenant not to compete shall include all geographical areas in which High Grade is actively marketing products as of the termination date and shall prohibit the following activities:

a)

design, develop, manufacture, produce, sell, market, solicit or accept orders with regard to any product, concept, know how or business line which is directly competitive with any aspect of the business of High Grade as conducted as of the termination date, whether or not using any Confidential Information; or

b)

anywhere in the world where High Grade is actively marketing products or services as of the date of termination of employment, have any business dealings or contacts except those which demonstrably do not relate to or complete with the business or interests of High Grade; or

c)

be an employee, employer, consultant, officer, director, partner, trustee or shareholder of more than 5% of the outstanding common stock of any person or entity that does any of the activities just listed.

           The foregoing restrictive covenant shall not be considered to be breached by reason only of Chisholm holding any shares of a corporation where such shares are publicly traded.

6.       Ownership of Technology; Confidentiality. Subject to Paragraph 1.2 Chisholm recognizes and acknowledges that during the course of his employment he will have access to certain information not generally known to the public, relating to the products, sales or business of High Grade, which may include without limitation software, literature, data, programs, customer or contact lists, sources of supply, prospects or projections, manufacturing techniques, processes, formulas, research or experimental work, work in process, trade secrets or any other proprietary or confidential matter (collectively, the “Confidential Information”). Chisholm recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of High Grade, access to and knowledge of which are essential to the performance of Chisholm’s duties. Chisholm acknowledges and agrees that all such Confidential Information, including without limitation that which Chisholm conceives or develops, either alone or with others, at any time during his employment by High Grade, is and shall remain the exclusive property of High Grade. Chisholm further recognizes, acknowledges and agrees that in order to enable High Grade to perform services for its customers or clients, such customers or clients may furnish to High Grade Confidential Information concerning their business affairs, property, methods of operation or other data, that the goodwill afforded to High Grade depends upon High Grade and its employees preserving the confidentiality of such information, and that such information shall be treated as Confidential Information of High Grade and for all purposes under this Agreement.

6.1     Non-Disclosure. Subject to Paragraph 1.2 Chisholm agrees that, except as directed by High Grade, Chisholm will not at any time, whether during or after his employment with High Grade, use or disclose to any person for any purpose other than for the benefit of High Grade any Confidential Information, or permit any person to use, examine and/or make copies of any documents, files, data or other information sources which contain or are derived from Confidential Information, whether prepared by Chisholm or otherwise coming into High Grade’s possession or control, without the prior written permission of High Grade.

6.2     Possession. Subject to Paragraph 1.2 Chisholm agrees that upon request by High Grade, and in any event upon termination of employment, Chisholm shall turn over to High Grade all confidential information in Chisholm’s possession or under his control which was created pursuant to, is connected with or derived from Chisholm’s services to High Grade, or which is related in any manner to High Grade’s business activities or research and development efforts, whether or not such materials are in Chisholm’s possession as of the date of this Agreement.

7.       Saving Provision. Subject to Paragraph 1.2 High Grade and Chisholm agree and stipulate that the agreements and covenants not to compete contained in the preceding paragraphs 5 and 6, including the scope of the restricted activities described therein and the duration and geographic extent of such restrictions, are fair and reasonably necessary for the protection of High Grade’s Confidential Information, goodwill, and other protectable interests, in light of all of the facts and circumstances of the relationship between Chisholm and High Grade. In the event a court of competent jurisdiction should decline to enforce any provision of the preceding paragraphs, such paragraphs shall be deemed to be modified to restrict Chisholm’s competition with High Grade to the maximum extent, in both time and geography, which the court shall find enforceable.

8.     Injunctive Relief. Chisholm acknowledges that disclosure of any Confidential Information or breach or threatened breach of any of the non-competition and non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to High Grade or clients of High Grade, which injury would be inadequately compensable in money damages. Accordingly, High Grade or where appropriate, a client of High Grade, may seek and obtain injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Chisholm further acknowledges, agrees and stipulates that, in the event of the termination of employment with High Grade, Chisholm’s experience and capabilities are such that Chisholm can obtain employment in business activities which are of a different and non-competing nature with his activities as an employee of High Grade; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Chisholm from earning a reasonable livelihood. Chisholm further acknowledges and agrees that the covenants contained herein are necessary for the protection of High Grade’s legitimate business interests and are reasonable in scope and content.

9.	General.

	a)	This Agreement is made under and subject to the laws of the State of Nevada, USA;

b)

In the event it becomes necessary to enforce this Agreement through legal action, whether or not suit is actually commenced, the party which obtains substantial success in the legal action shall be entitled to his or its actual reasonable solicitor’s fees and disbursements;

	c)	There are no verbal or other agreements which modify or affect this Agreement; and

	d)	All dollars expressed in this Agreement are in US dollars.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Employer:		Employee:
High Grade Mining Corp.

Per:	ROBERT M. BAKER	HUGH CHISHOLM
	Robert M. Baker	Hugh Chisholm

-SCHEDULE A-
EMPLOYMENT AGREEMENT

Schedule of Responsibilities:

*	On site manager of Houston, Texas project office;

*	On site operations manager and supervisor for international emerging projects;

*	Director of Research and/or product development initiatives for securing Green credits; and

*	International manager of contractors, subcontractors and employees embarking on international projects.

SCHEDULE E -
STOCK PURCHASE AGREEMENT

AGREEMENT dated December 23rd, 2005, between Elden Schorn, West Peak
Ventures of Canada Limited, Bruce Chisholm and Hugh Chisholm as (hereinafter the “Buyers”)
and Woodburn Holdings Ltd., a British Columbia corporation and Kathrine MacDonald, an individual, (hereinafter collectively, the “Sellers”), stockholders of High Grade Mining
Corporation, a Nevada corporation (hereinafter the “Company”).

This Agreement sets forth the terms and conditions upon which the Sellers are today selling to the Buyers, and the Buyers are today purchasing from the Sellers 17,000,000 restricted shares of the Company’s common stock, par value $0.00001 per share, representing
70.6% of the issued and outstanding shares of the common stock of the Company (hereinafter the
“Shares”).

In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

I. SALES OF THE SHARES.

1.01	Shares being Sold. Subject to the terms and conditions of this Agreement, the Sellers are selling, assigning, and delivering the Shares to the Buyer at the closing provided for in Section 1.03 hereof (the “Closing”), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02	Consideration. At the Closing, the Buyer is delivering to the Sellers
$17,000.00 in certified funds, official bank check or wired funds.

1.03	Closing. The Closing of the transactions provided for in Section 1.04 and
1.05 is taking place at West 601 West First Avenue, Suite 503, Spokane, Washington
simultaneously with the execution and delivery of this Agreement.

1.04	Delivery by the Sellers. At the Closing, the Sellers are delivering to the
Buyers (i) certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, with all necessary transfer tax stamps attached, and (ii)
all contacts, books, and records of the Company not previously delivered.

1.05	Delivery by the Buyers. At the Closing the Buyer is delivering to the Seller the payment provided for in Section 1.02 hereof.

II. RELATED TRANSACTIONS.

2.01	Finder. Sellers and Buyer acknowledge that there are no finders with respect to the transaction contemplated herein.

III. REPRESENTATIONS AND WARRANTIES BY THE SELLERS.

The Sellers hereby jointly and severally represent and warrant as follows:

3.01	Organization, Capitalization, etc.

(a)	The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is qualified in no other state.

(b)	The authorized capital stock of the Company consists of
100,000,000 shares of common stock, par value $0.00001 per share, 24,080,000 of which are validly issued and outstanding, fully paid and nonassessable. All of the shares owned by the Sellers are owned free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature. The Sellers have the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this
Agreement, the Buyers will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. The Buyers acknowledge that the Shares being acquired from the Sellers are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the “Act”). There are no outstanding options or other agreements of any nature whatsoever relating to the issuance by the Company of any shares of its capital stock.

(c)	The Company has the corporate power and authority to carry on its business as presently conducted.

3.02	No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of the Company, or of any
contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers is bound.

3.03	Financial Statements. The Sellers have delivered to the Buyer the balance sheet of the Company as at August 31, 2005 prepared by the Company. That balance sheet is true and correct and a fair and accurate presentation of the financial condition and assets and liabilities
(whether accrued, absolute, contingent, or otherwise) of the Company as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

3.04	Tax Returns. The Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are not liens upon any of the
Company’s property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company. Attached hereto as Exhibit 2 are true and current copies of such taxes returns.

3.05	Title to Properties; Encumbrances. The Company does not own any properties.

3.06	Accounts Receivable. The Company has no accounts receivable.

3.07	Undisclosed Liabilities. Except to the extent reflected in the August 31,
2005 balance sheet of the Company, the Company as of that date had no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due. Further, the Sellers do not know or have any reasonable ground to know of any basis for the assertion against the Company of any liability or obligation as of August 31, 2005, of any nature or in any amount not fully reflected or reserved against in the August 31, 2005 balance sheet.

3.08	Absence of Certain Changes. The Company has not since August 31, 2005:

(a) Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b) Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c) Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in the Company’s August 31, 2005 balance sheet or liabilities incurred since August 31, 2005 in the ordinary course of business and consistent with past practices;

(d) Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e) Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the fiscal year ended November 30, 2004 or the quarter ending August 31, 2005;

(f) Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g) Made any capital expenditures or commitments in excess of $2,000 for additions to property, plant or equipment;

(h) Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i) Made any material change in any method of accounting or
accounting practice.

3.09	Litigation. There are no actions, proceedings, or investigations pending or, to the knowledge of the Company or the Sellers, threatened against the Company, and neither the
Company nor the Sellers know or have any reason to know of any basis for any such action,

proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

3.10	Disclosure. The Sellers have disclosed to the Buyer all facts material to the assets, prospects, and business of the Company. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the
Company with proper information as to the Company and its affairs.

3.11	SEC Filings. The Company has filed all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the “SEC”)

3.12	Legend. The Certificates representing the Shares delivered pursuant to this
Agreement shall bear a legend in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”), as amended, or any other applicable federal or state securities acts; and are ‘restricted securities’ as defined by Rule 144 of the Act. The shares may not be transferred, sold or otherwise disposed of unless: (1) a
registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) the Company shall have received an opinion of counsel for the Company that no violations of any securities acts will be involved in any transfer,” and

3.13	Holding Period. If the Shares represented by these Certificates have been held for a period of at least one (1) year and if Rule 144 of the Act is applicable (there being no representations by the Company or the Sellers that Rule 144 is applicable), then the Buyers may make sales of the Shares only under the terms and conditions prescribed by Rule 144 of the Act.

IV. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyers hereby represent and warrants as follows:

4.01	Organization, etc. Each of the Buyers is a resident of British Columbia,
Canada.

4.02	Authority. The execution and delivery of this Agreement by each of the
Buyers and the consummation by each of the Buyers of the transaction contemplated hereby is authorized by each of the Buyers.

4.03	No Violation. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of
British Columbia or any other Canadian provincial or federal law.

4.04	Representations Regarding the Acquisition of the Shares.

	(a)	The undersigned buyer understands that the SHARES HAVE NOT
BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE OR PROVINCIAL SECURITIES
AGENCY;

	(b)	Each of the Buyers is not an underwriter and is acquiring the
Sellers’ Shares solely for investment and not with a view to, or for, resale in connection with any distribution with in the meaning of U.S. or Canadian securities laws;

	(c)	Each of the Buyers understands the speculative nature and risks of investments associated with the Company and confirms that the Shares are suitable and consistent with each of his or her investment program and that each of his or her financial position enables each to bear the risks of this investment; and that there may not be any public market for the Shares subscribed for herein;

	(d)	The Shares subscribed for herein may not be transferred,
encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company and the prior opinion of counsel for the
Company that such disposition will not violate federal and/or state securities acts.

Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gibing, and any form of conveying, whether voluntary or not;

(e) To the extent that any federal, and/or state securities laws shall require, the Buyer hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets;

(f) The Company or the Sellers are under no obligation to register or seek an exemption under any federal and/or state securities acts for any stock of the
Company or to cause or permit such stock to be transferred in the absence of any such registration or exemption and that the Buyer herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available;

(g) Each of the Buyers has had the opportunity to ask questions of the
Company and the Sellers and receive additional information from the Company and the
Sellers to the extent that the Company and the Sellers possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company. Further, each of the Buyers has been given: (1) All material books and records of the Company; (2) all material contracts and documents relating to the proposed transactions; (3) copies of all documents filed with the United
States Securities and Exchange Commission; and, (4) an opportunity to question the Sellers and the Company’s executive officers;

(h) Each of the Buyers has satisfied the suitability standards imposed by
Canadian federal and provincial laws. The Shares being acquired from the Sellers have not been registered under federal, state or Canadian federal or provincial laws. Each of the
Buyers acknowledges that the Sellers may not have complied with Canadian federal or provincial laws in seeking an exemption from the transactions contemplated by this
Agreement. Accordingly, each of the Buyers waives any and all rights, claims or causes of action they may have against the Sellers and the Company under the laws of Canada or the
United States of America as a result of the Sellers’ failure to comply with applicable U.S.
or Canadian federal and provincial securities laws.

V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01	Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

5.02	Indemnification. The Buyers, jointly and severally, agree to indemnify the
Sellers and hold them harmless from an in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys’ fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the Sellers resulting from a breach of any agreement, representation, or warranty of the Buyers. Assertion by the Sellers of their rights to indemnification under this Section 5.02 shall not preclude the assertion by the Sellers of any other rights or the seeking of any other remedies against the Buyers.

VI. MISCELLANEOUS.

6.01	Expenses. All fees and expenses incurred by the Sellers in connection with the transactions contemplated by this Agreement shall be borne by the Company and all fees and expenses incurred by the Buyers in connection with the transactions contemplated by this
Agreement shall be borne by the Buyers.

6.02	Further Assurances. From time to time, at the Buyers’ request and without further consideration, the Sellers, at their own expense, will execute and transfer such documents and will take such action as the Buyers may reasonably request in order to effectively consummate the transactions herein contemplated.

6.03	Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.04	Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This
Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05	Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Nevada, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in the state or federal courts of the state of Nevada.

6.07	Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed
(registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Sellers:	Woodburn Holdings Ltd.
885 Pyrford Road, West Vancouver, BC, V7S 2A2

Kathrine MacDonald
201-850 West Hastings Road, Vancouver, BC, V6C 1E1

If to the Buyers:	420-475 Howe Street, Vancouver, BC, V6C 2B3

6.08	Effect. In the event any portion of this Agreement is deemed to be null void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

6.10	Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Sellers and the Buyer, on the date first above written.

BUYERS:

ELDEN SCHORN
Elden Schorn

West Peak Ventures of Canada Limited

TIMOTHY BROCK
Per: Timothy Brock

BRUCE CHISHOLM
Bruce Chisholm

HUGH CHISHOLM
Hugh Chisholm

SELLERS:

WOODBURN HOLDINGS LTD.

BY:  ROBERT M. BAKER
        Robert M. Baker, President

KATHRINE MACDONALD
Kathrine MacDonald, individually